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                                                                    Exhibit 12.3

                            CHC HELICOPTER COPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     US GAAP

                                              Actual For the Fiscal Year Ended April 30    3 months ended, July 31
                                            --------------------------------------------   -----------------------
US GAAP                                      2001     2002    2003(i)   2004(i)    2005          2004    2005
-------                                     ------   ------   -------   -------   ------        -----   ------
EARNINGS (i)                                $ 25.2   $ 49.1    $108.1    $23.6    $ 82.4        $29.1   $45.8

FIXED CHARGES
                                              56.6     47.9      33.8     22.6      35.9          9.2    12.6
                                              19.2     17.7      18.6     17.2      20.2          5.1     5.4
                                            ------   ------    ------    -----    ------        -----   -----
EARNINGS AS ADJUSTED                         101.0    114.7     160.5     63.4     138.5         43.4    63.8
                                            ======   ======    ======    =====    ======        =====   =====
FIXED CHARGES
   Interest expense                           56.6     47.9      33.8     22.6      35.9          9.2    12.6
   Portion of rent expense representative
      of interest factor                      19.2     17.7      18.6     17.2      20.2          5.1     5.4
                                            ------   ------    ------    -----    ------        -----   -----
FIXED CHARGES AS ADJUSTED                     75.8     65.6      52.4     39.8      56.1         14.3    18.0
                                            ======   ======    ======    =====    ======        =====   =====
FIXED CHARGE COVERAGE RATIO                    1.3x     1.7x      3.1x     1.6x      2.5x         3.0x    3.5x
                                            ======   ======    ======    =====    ======        =====   =====

(i) For the purpose of this calculation, earnings is defined as earnings from continuing operations before income taxes and undistributed earnings from equity investees.